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Exhibit 21-a

ADC TELECOMMUNICATIONS, INC.

SUBSIDIARIES

Name	State/Country of Organization
ADC Australia Pty Limited	Australia
ADC Solitra, Inc.	Minnesota
ADC de Juarez, S. DE R.L. DE C.V.	Mexico
ADC de Delicias, S. DE R.L. DE C.V.	Mexico
ADC Mersum US, Inc.	Minnesota
ADC Broadband Communications, Inc.	Delaware
Pathway, Inc.	Ohio
ADC Telecommunications Israel Ltd.	Israel
G-Connect, Ltd.	Israel
TDC Teledata Communication GmbH	Germany
Teledata Communication Australia Pty. Ltd.	Australia
Teledata Communications Hellas LLC	Greece
Teledata Communications do Brasil Ltd.	Brazil
T.D.C. Holdings B.V.	Netherlands
Teledata Communications (Phillipines), Inc.	Philippines
ADC Telecommunications Equipment Industry and Trade Col, Limited	Turkey
TTT S.A.—Telsul Teledata Communicacoes do Brasil	Brazil
Meta Telecomunicacoes S.A.	Brazil
ADC Telecommunications Holding, Inc.	Minnesota
ADC Telecommunications Sales Holding, Inc.	Minnesota
ADC Telecommunications Sales, Inc.	Minnesota
ADC Software Systems UK	England/Wales
Metrica, Inc.	Delaware
Metrica Ltd.	UK
PCS Solutions, LLC	Delaware
PCS Solutions Canada, Inc.	British Columbia
ADC Broadband Wireless Group, Inc.	Pennsylvania
ADC Europe N.V.	Belgium
ADC Telecommunications Netherlands B.V.	Netherlands
ADC Telecommunications U.K. Ltd.	England
ADC Telecommunications GmbH	Germany
ADC Telecommunications (Holdings) Pty. Limited	Australia
ADC Telecommunications Australia Pty. Limited	Australia
ADC Telecommunications Singapore Pte. Limited	Republic of Singapore
ADC Telecommunications (China) Limited	Hong Kong
ADC Telecommunications (Nanjing) Co., Ltd.	China
ADC Telecommunications (Shanghai) Distribution Co., Ltd.	China
ADC Broadband (Hong Kong) Limited	Hong Kong
Nihon ADC K.K.	Japan
ADC Telecommunications (Scotland) Limited	Scotland
ADC International, Inc.	Barbados
ADC Telecom Canada Inc.	Quebec
ADC Telecommunicaciones Venezuela, S.A.	Republic of Venezuela
ADC de Mexico S.A. de C.V.	Mexico
ADC Telecomunicacoes Do Brasil LTDA	Brazil
ADC International OUS, Inc.	Minnesota

ADC OUS Holdings, LLC	Delaware
Telesphere Solutions, Inc.	Minnesota
Teleprocessing Products, Inc.	California
Princeton Optics, Inc.	New Jersey
ADC Irish Holding I, LLC	Minnesota
ADC Irish Holding II, LLC	Minnesota
ADC Irish Holding III, LLC	Minnesota
ADC Irish Holding IV, LLC	Minnesota
ADC Irish Holding V, LLC	Minnesota
ADC Irish Holding VI, LLC	Minnesota
ADC International Holding Company	Minnesota
ADC Software Systems (Ireland) Limited	Dublin, Ireland
ADC Software Systems Canada, Ltd.	Ontario, Canada
ADC Software Systems USA, Inc.	Delaware
ADC International Finance Services	England
ADC Software Systems C.I. Ltd.	Jersey, Channel Islands
ADC Software Systems Australia Pty. Ltd.	Queensland, Australia
ADC Software Holding Ltd.	Ontario, Canada
NVision, Inc.	California
Altitun AB	Sweden
Altitun Ltd.	United Kingdom
Altitun Finans AB	Sweden
ADC Danmark ApS (also known as ADC Denmark ApS)	Denmark
ADC DSL Systems, Inc.	Delaware
ADC Global Holdings, Inc.	Minnesota
ADC Broadband Italy SRL	Italy
ADC DSL Systems Canada Holdings Inc.	Canada
ADC DSL Systems Canada Inc.	Canada
ADC (India) Communications & Infotech Private Limited	India
PairGain International Sales Corporation	U.S. Virgin Islands
PairGain do Brasil Ltda.	Brazil
ADC Telecommunications (Switzerland) AG	Switzerland
PairGain Technologies UK Ltd.	United Kingdom
ADC Broadband Access Systems, Inc.	Delaware
BAS International Limited	Delaware
Broadband Equipment Sales Company Sweden AB	Sweden
ADC Systems Integration UK Limited	England
ADC Systems Integration France, S.A.S.	France
CTI France SAS	France
ADC Funding Company LLC	Delaware
iAN Israel, Inc.	Delaware
ADC Services Fulfillment, Inc.	New Jersey
OSS Software Corporation	New Jersey
2409772 Ontario Inc. d/b/a CommTech Canada	Ontario
ADC Puerto Rico, Inc.	Puerto Rico
ADC Wireless Finland OY	Finland
ADC Liquidating Co. (UK) Ltd.	UK
CommTech Europe Limited	UK
Tdsoft LTD	Israel

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  Exhibit 21-a
ADC TELECOMMUNICATIONS, INC. SUBSIDIARIES